Exhibit 99.1

February 14, 2024

To the Persons Listed on the Attached Schedule I

Re:	Federal and Virginia Constitutional Issues related to Virginia Power 2024 Senior Secured Deferred Fuel Cost Bonds

To the Addressees:

We have served as counsel to Virginia Electric and Power Company, a Virginia corporation (“Virginia Power”), in connection with the issuance and sale on the date hereof by Virginia Power Fuel Securitization, LLC, a Delaware limited liability company (the “Issuer”), of $ 1,281,900,000 aggregate principal amount of the Issuer’s 2024 Senior Secured Deferred Fuel Cost Bonds (the “Bonds”), which are more fully described in the Registration Statement on Form SF-1 (File Nos. 333-275727 and 333-275727-01) filed on November 22, 2023, as amended by Amendment No. 1 filed on January 16, 2024 and Amendment No. 2 filed on January 26, 2024, with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (collectively, the “Registration Statement”), and the prospectus filed with the SEC on February 7, 2024. The Bonds are being sold pursuant to the provisions of the Underwriting Agreement dated February 5, 2024 (the “Underwriting Agreement”) between Virginia Power, the Issuer, and the underwriters named in Schedule II to the Underwriting Agreement (the “Underwriters”). The Bonds are being issued under the provisions of the Indenture dated as of the date hereof (the “Indenture”) among the Issuer, U.S. Bank Trust Company, National Association, a national banking association, as indenture trustee (the “Indenture Trustee”), and U.S. Bank National Association, as securities intermediary. According to the Indenture, the Indenture Trustee holds the deferred fuel cost property (as defined below) as collateral security for the payment of the Bonds.

In 2023, the Virginia General Assembly enacted Section 56-249.6:2 of the Code of Virginia (the “Securitization Statute”). The Securitization Statute allows an electric utility to petition the State Corporation Commission of the Commonwealth of Virginia (the “SCC”) for, and the SCC to issue, an irrevocable financing order permitting the issuance of deferred fuel cost bonds that are in the public interest and creating associated deferred fuel cost property that includes a right to impose nonbypassable deferred fuel cost charges that are just and reasonable on all existing and future customers of the electric utility, except for certain exempt retail access customers as defined in the Securitization Statute. Upon the issuance of the deferred fuel cost bonds, the deferred fuel cost charges that are to be imposed, billed, charged, collected, and remitted may not be reduced, altered, or impaired by the Commonwealth of Virginia (the “Commonwealth”) or its agencies, including the SCC, except as adjusted pursuant to a true-up mechanism as described in the Securitization Statute, until any and all principal, interest, premium, financing costs and other fees, expenses, or charges incurred, and any contracts to be performed, in connection with the related deferred fuel cost bonds have been paid and performed in full.

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The term “deferred fuel cost property” is defined in the Securitization Statute to include:

1.

All rights and interests of an electric utility or successor or assignee of the electric utility under a financing order, including the right to impose, bill, charge, collect, and receive deferred fuel cost charges authorized under the financing order and to obtain periodic adjustments to such charges as provided in the financing order; and

2.

All revenues, collections, claims, rights to payments, payments, money, or proceeds arising from the rights and interests specified in the financing order, regardless of whether such revenues, collections, claims, rights to payment, payments, money, or proceeds are imposed, billed, received, collected, or maintained together with or commingled with other revenues, collections, rights to payment, payments, money, or proceeds.

The term “deferred fuel cost charge” is defined in the Securitization Statute as follows:

[T]he nonbypassable charges authorized by the [SCC] to repay, finance, or refinance deferred fuel costs and financing costs (i) imposed on and part of all retail customer bills, except those of exempt retail access customers; (ii) collected by an electric utility or its successor or assignees, or a collection agent, in full, separate and apart from the electric utility’s base rates; and (iii) paid by all retail customers of the electric utility, irrespective of the generation supplier of such customer, except for an exempt retail access customer.

Subdivision J(1) of the Securitization Statute, which is referred to herein as the “Commonwealth Pledge,” reads as follows:

J. 1. The Commonwealth and its agencies, including the [SCC], pledge and agree with bondholders, the owners of the deferred fuel cost property, and other financing parties that the Commonwealth and its agencies shall not take any action listed in this subdivision. This subsection does not preclude limitation or alteration if full compensation is made by law for the full protection of the deferred fuel cost charges collected pursuant to a financing order and of the bondholders and any assignee or financing party entering into a contract with the electric utility. The Commonwealth and its agencies, including the Commission, shall not:

a. Alter the provisions of this section that authorize the [SCC] to create an irrevocable contract right or chose in action by the issuance of a financing order, to create deferred fuel cost property, and to make the deferred fuel cost charges imposed by a financing order irrevocable, binding, or nonbypassable charges;

b. Take or permit any action that impairs or would impair the value of deferred fuel cost property or the security for the deferred fuel cost bonds or revises the deferred fuel costs for which recovery is authorized;

c. In any way impair the rights and remedies of the bondholders, assignees, and other financing parties; or

d. Except for changes made pursuant to the formula-based adjustment mechanism authorized under this section, reduce, alter, or impair deferred fuel cost charges that are to be imposed, billed, charged, collected, and remitted for the benefit of the bondholders, any assignee, and any other financing parties until any and all principal, interest, premium, financing costs and other fees, expenses, or charges incurred, and any contracts to be performed, in connection with the related deferred fuel cost bonds have been paid and performed in full.

On July 3, 2023, Virginia Power filed with the SCC an application for a financing order under the Securitization Statute. On November 3, 2023, the SCC issued a financing order (the “Financing Order”) permitting the issuance of the Bonds and creating the deferred fuel cost property, including deferred fuel cost charges, described in the Registration Statement. Such deferred fuel cost property and deferred fuel cost charges will be referred to below as the “Deferred Fuel Cost Property” and the “Deferred Fuel Cost Charges,” respectively. The Financing Order became final and nonappealable on December 3, 2023.

On the date hereof and simultaneously with the issuance of the Bonds, the Deferred Fuel Cost Property was sold and assigned to the Issuer in accordance with the provisions of the Deferred Fuel Cost Property Purchase and Sale Agreement dated as of February 14, 2024 between Virginia Power and the Issuer in consideration for the payment by the Issuer to Virginia Power of the proceeds of the sale of the Bonds, net of various issuance costs.

QUESTIONS PRESENTED

You have requested our reasoned opinions with respect to the following questions presented under the Federal and Virginia Constitutions:

(A)(i) Whether the holders of the Bonds (the “Bondholders”), by virtue of the Commonwealth Pledge, could successfully challenge under Article I, Section 10 of the United States Constitution (the “Federal Contract Clause”), the constitutionality of any legislative action of the Commonwealth, whether by legislation, the SCC’s exercise of legislative powers, or otherwise, that becomes law (“Legislative Action”) that limits, alters, or reduces the value of the Deferred Fuel Cost Property or the Deferred Fuel Cost Charges so as to impair (a) the terms of the Indenture or the Bonds or (b) the rights and remedies of the Bondholders (or the Indenture Trustee acting on their behalf) before the Bonds are fully paid and discharged;1

(ii) Whether the Bondholders could successfully challenge under the first paragraph of Article I, Section 11 of the Virginia Constitution (the “Virginia Contract Clause”) the constitutionality of any Legislative Action that results in an Impairment; and

(iii) Whether preliminary injunctive relief would be available under federal law to delay implementation of Legislative Action that results in an Impairment pending final adjudication of a claim challenging such Legislative Action in federal court and, assuming a favorable final adjudication of such claim, whether permanent injunctive relief would be available to enjoin the implementation of the challenged Legislative Action.

[1]	Any impairment described in clause (a) or (b) is referred to herein as an “Impairment.”

(B)(i) Whether, under the Takings Clause of the Fifth Amendment to the United States Constitution (the “Federal Takings Clause”), the Commonwealth could repeal or amend the Securitization Statute or take any other action in contravention of the Commonwealth Pledge without paying just compensation to the Bondholders, as determined by a court of competent jurisdiction, if taking such an action in contravention of the Commonwealth Pledge (a) constituted a permanent appropriation of a substantial property interest of the Bondholders in the Deferred Fuel Cost Property or denied all economically productive use of the Deferred Fuel Cost Property; (b) destroyed the Deferred Fuel Cost Property other than in response to emergency conditions; or (c) substantially reduced, altered, or impaired the value of the Deferred Fuel Cost Property so as to unduly interfere with the reasonable expectations of the Bondholders arising from their investments in the Bonds (a “Taking”); and

(ii) Whether, under the third paragraph of Article I, Section 11 of the Virginia Constitution (the “Virginia Takings Clause”) and as determined by a court of competent jurisdiction, the Commonwealth could repeal or amend the Securitization Statute or take any other action in contravention of the Commonwealth Pledge, assuming such action constituted a Taking, without paying just compensation to the Bondholders.

OPINIONS

Based on our review of the facts and the relevant judicial authorities, and subject to the qualifications, limitations, and assumptions set forth in this letter (including the assumption that any Impairment would be “substantial”), it is our opinion that a reviewing court of competent jurisdiction, in a properly prepared and presented case:

(1)

would conclude, with respect to the questions presented above in (A)(i) and (ii), that the Commonwealth Pledge constitutes a contractual relationship between the Bondholders and the Commonwealth and that, absent a demonstration by the Commonwealth that an Impairment is an appropriate and reasonable way to further a significant and legitimate public purpose, and upon a finding by the court that an evident and more moderate course would serve the Commonwealth’s purposes equally well, the Bondholders (or the Indenture Trustee acting on their behalf) could successfully challenge under the Federal Contract Clause or the Virginia Contract Clause the constitutionality of any Legislative Action determined by such court to cause an Impairment before the Bonds are fully paid and discharged;

(2)

would conclude, with respect to the question presented above in (A)(iii), that sound and substantial arguments support the granting of preliminary injunctive relief and that permanent injunctive relief is available under federal law to prevent implementation of Legislative Action hereafter taken and determined by such court to cause an Impairment in violation of the Federal Contract Clause; and

(3)

would conclude, with respect to the questions presented above in (B)(i) and (ii), that under the Federal Takings Clause and the Virginia Takings Clause, the Commonwealth is required to pay just compensation to the Bondholders if the Commonwealth’s repeal or amendment of the Securitization Statute or taking of any other action in contravention of the Commonwealth Pledge constituted a Taking.

We note that this letter is limited to the laws of the United States of America and the Commonwealth. Our opinions are based on our evaluation of the facts and circumstances described herein and the existing precedent and arguments relevant to the factual circumstances likely to exist at the time of a challenge to Legislative Action (or other Commonwealth action) based on the Federal or Virginia Contract Clause or Takings Clause. Such precedent and such circumstances could change materially from those discussed below. Accordingly, the opinions herein are intended to express our belief as to the result that should be obtainable through the proper application of existing judicial decisions in a properly prepared and presented case. None of the foregoing opinions is intended to be a guaranty as to what a particular court would hold; rather, each such opinion is an expression as to the decision a court ought to reach if the issue were properly prepared and presented and the court followed what we believe to be the applicable legal principles under existing precedent.

In addition, we are not aware of any reported controlling precedent that is directly on point with respect to the questions presented above. Thus, our analysis is a reasoned application of judicial decisions involving similar or analogous circumstances or principles. Moreover, the application of equitable principles (including the issuance of injunctive relief) is subject to the discretion of the court asked to apply them. We cannot predict the facts and circumstances that will be present in the future and may be relevant to the exercise of such discretion. As a result, there can be no assurance that a court will follow our reasoning or reach the conclusions that we believe are supported by current precedent. The recipients of this letter should assess these considerations in analyzing the risks associated with the subject transaction.

DISCUSSION

I. THE FEDERAL CONTRACT CLAUSE

The Federal Contract Clause provides that “[n]o State shall . . . pass any . . . Law impairing the Obligation of Contracts.”2 This language serves “to encourage trade and credit by promoting confidence in the stability of contractual obligations.”3 Accordingly, “the [Federal] Contract Clause limits the power of the States to modify their own contracts as well as to regulate those between private parties.”4 While on its face the Federal Contract Clause appears to proscribe any law impairing the obligation of contracts, the Supreme Court has made clear that the Clause’s proscription “is not an absolute one and is not to be read with literal exactness like a mathematical formula.”5

Instead, the Supreme Court applies a “two-step” test to determine whether a legislative action violates the Federal Contract Clause.6

[2]	U.S. Const. art. I, § 10.
[3]	U.S. Trust Co. v. New Jersey, 431 U.S. 1, 15 (1977).
[4]	Id. at 17.
[5]

Id. at 21 (internal quotation marks omitted); see also Energy Reserves Grp., Inc. v. Kan. Power & Light Co., 459 U.S. 400, 410 (1983) (“Although the language of the [Federal] Contract Clause is facially absolute, its prohibition must be accommodated to the inherent police power of the State ‘to safeguard the vital interests of its people.’”) (quoting Home Bldg. & Loan Ass’n v. Blaisdell, 290 U.S. 398, 434 (1934)).

[6]

The Supreme Court most recently referred to this as a “two-step test” in Sveen v. Melin, 138 S. Ct. 1815, 1821–22 (2018), but some lower courts have previously subdivided the analysis differently, resulting in a “three-part test.” Fraternal Ord. of Police Lodge No. 89 v. Prince George’s Cnty., MD, 608 F.3d 183, 187–88 (4th Cir. 2010). The test is substantively the same whether broken into two or three steps, but we follow the Supreme Court’s most recent formulation of the test.

(1)

The “threshold issue” is whether the legislative action has “operated as a substantial impairment of a contractual relationship.”[7] To answer that question, “the Court has considered the extent to which the law undermines the contractual bargain, interferes with a party’s reasonable expectations, and prevents the party from safeguarding or reinstating his rights.”[8]

(2)

If, at the first step, it is determined there is a substantial impairment, “the inquiry turns to the means and ends of the legislation.”[9] “[T]he Court has asked whether the state law is drawn in an ‘appropriate’ and ‘reasonable’ way to advance ‘a significant and legitimate public purpose.’”[10]

In addition, in cases involving a contract with a state, a reviewing court must determine whether the purported contractual relationship being analyzed was a valid contract with the state, or instead “was invalid ab initio under the reserved-powers doctrine.”11 The reserved-powers doctrine requires the reviewing court to ask whether a state has “surrender[ed] an essential attribute of its sovereignty,” which the state is not permitted to do.12

The following subparts address: (1) whether a contract exists between the Commonwealth and the Bondholders; (2) if so, whether that contract violates the reserved-powers doctrine; and (3) the Commonwealth’s burden in justifying an Impairment. The determination of whether a Legislative Action constitutes a substantial impairment of a particular contract is a fact-specific analysis depending on facts not yet in existence (e.g., the nature of the specific Legislative Action in question), and nothing in this letter expresses an opinion as to how a court of competent jurisdiction would resolve that issue with respect to the Financing Order, the Deferred Fuel Cost Property, or the Bonds. Therefore, we assume for purposes of this letter that any Impairment resulting from a challenged Legislative Action would be substantial under the Federal Contract Clause.

A. The Existence of a Contractual Relationship

The law is clear that a contractual relationship may, in certain circumstances, arise from a legislative enactment. Courts have recognized, however, a general presumption that “absent some clear indication that [a] legislature intends to bind itself contractually, . . . ‘a law is not intended to create private contractual or vested rights but merely declares a policy to be pursued until the legislature shall ordain otherwise.’”13 That presumption arises from the principle that a legislature’s primary function “is not to make contracts, but to make laws that establish the policy of the state.”14

[7]	Sveen, 138 at 1821–22 (citation omitted).
[8]	Id. at 1822.
[9]	Id. at 1822.
[10]	Id. at 1822 (quoting Energy Reserves, 459 U.S. at 411–12).
[11]	U.S. Trust, 431 U.S. at 23–24.
[12]	Id. at 23.
[13]

Nat’l R.R. Passenger Corp. v. Atchison, Topeka & Santa Fe Ry. Co., 470 U.S. 451, 465–66 (1985) (quoting Dodge v. Bd. of Education, 302 U.S. 74, 79 (1937)); accord AFSCME Maryland Council 3 v. Maryland, 61 F.4th 143, 149 (4th Cir. 2023).

[14]	Nat’l R.R., 470 U.S. at 466 (citing Ind. ex. Rel. Anderson v. Brand, 303 U.S. 95, 104–05 (1938)).

The general presumption against a contractual relationship may be overcome where the language of the statute at issue indicates an intent to create contractual rights. To determine whether a contract has been created by a statute, courts have explained, “it is of first importance to examine the language of the statute.”15 On this score, the United States Supreme Court has held that a statute creates a contractual relationship between a state and private parties if the statute contains adequate language of contractual undertaking.16 According to the Court, a statutory contract is created “when the language and circumstances evince a legislative intent to create private rights of a contractual nature enforceable against the State.”17

Several Supreme Court decisions support the conclusion that the Commonwealth Pledge creates a contractual relationship between the Commonwealth and the Bondholders. For example, in U.S. Trust, the Supreme Court affirmed the trial court’s uncontested finding that a statutory covenant between two states that benefitted the holders of certain bonds gave rise to a contractual obligation between the states and those bondholders.18 The covenant at issue limited the ability of the Port Authority of New York and New Jersey to subsidize rail-passenger transportation with revenues and reserves pledged as security for various bonds. In finding the presence of a contract between the states and the bondholders, the Court emphasized that “[t]he intent to make a contract is clear from the statutory language: ‘The 2 States covenant and agree with each other and with the holders of any affected bonds.’”19

Similarly, in Brand, the Supreme Court held that the Indiana Teachers’ Tenure Law formed a contract between the state and specified teachers because the statutory language showed a clear contractual intent. Specifically, the Court based its decision on the legislature’s repeated and intentional use of the word “contract” throughout the statute to describe the legal relationship between the state and the impacted teachers.20 “The title of the act,” too, was “couched in terms of contract,” and “[t]he tenor of the act indicate[d] that the word ‘contract’ was not used inadvertently or in other than its usual legal meaning.”21

[15]	Dodge, 302 U.S. at 78.
[16]	See Brand, 303 U.S. at 104–05 (noting that “the cardinal inquiry is as to the terms of the statute supposed to create such a contract”); U.S. Trust, 431 U.S. at 17–18, 18 n.14.
[17]	U.S. Trust, 431 U.S. at 17 n.14; accord AFSCME Maryland Council 3, 61 F.4th at 149 (quoting U.S. Trust, 431 U.S. at 17 n.14).
[18]	431 U.S. at 17–18.
[19]

Id. at 18 (quoting 1962 N.J. LAWS, c. 8, § 6; 1962 N.Y. LAWS, c. 209, § 6); see also AFSCME Maryland Council 3, 61 F.4th at 150 (explaining that “a statute containing ‘a provision in which the state covenants and agrees with anyone to do anything,’ evinces the kind of unmistakable intent required”) (some internal citations and alterations omitted) (citing the Supreme Court’s discussion in Nat’l R.R., 470 U.S. at 470, of U.S. Trust, 431 U.S. at 9–10).

[20]

Brand, 303 U.S. at 105. That said, the mere use of the word “contract,” without more, will not necessarily establish the requisite contractual intent. See Nat’l R.R., 470 U.S. at 470. Indeed, in National Railroad, the Court found that the use of the word “contract” in the Rail Passenger Service Act defined only the relationship between the newly created nongovernmental corporation Amtrak and the railroads, not a contractual relationship between the United States and the railroads. The Court made clear that “[l]egislation outlining the terms on which private parties may execute contracts does not on its own constitute a statutory contract.” Id. at 467.

[21]	Brand, 303 U.S. at 105.

Like the language of the covenants considered in U.S. Trust and Brand, the language of the Commonwealth Pledge manifests the Virginia General Assembly’s intent to bind the Commonwealth. In particular, the Commonwealth Pledge provides, in pertinent part, that “[t]he Commonwealth and its agencies, including the [SCC], pledge and agree with bondholders, the owners of the deferred fuel cost property, and other financing parties that the Commonwealth and its agencies shall not take any action listed in this subdivision [J of the Securitization Statute].”22 Those prohibited actions include taking any action that would “[a]lter the provisions of this section that authorize the [SCC] to create an irrevocable contract right . . . by the issuance of a financing order,” or “that impairs or would impair the value of deferred fuel cost property or the security for the deferred fuel cost bonds or revises the deferred fuel costs for which recovery is authorized.”23 Similar to the terms “covenant” and “agree” quoted in U.S. Trust, and the word “contract” in Brand, the terms “pledge,” “agree,” and “contract” evince a desire to create private rights of a contractual nature enforceable against the Commonwealth. And “[t]he tenor” of the Commonwealth Pledge, as in Brand, indicates that those words were “not used inadvertently or in other than [their] usual legal meaning.”24 Also consistent with the language at issue in U.S. Trust, the Commonwealth Pledge names the beneficiaries of the Commonwealth’s pledge and agreement. Finally, it bears mention that the Commonwealth authorized an issuer of deferred fuel cost bonds to include the Commonwealth Pledge in contracts with the holders of deferred fuel cost bonds (such as the Bondholders). On this record, there is ample evidence to overcome the general presumption against statutory contracts and to conclude that the Commonwealth Pledge creates a contractual relationship between the Commonwealth and the Bondholders under the Federal Contract Clause. Perhaps equally important, we are unaware of any circumstances surrounding the enactment of the Securitization Statute suggesting that the Virginia General Assembly did not intend to bind contractually the Commonwealth through the Commonwealth Pledge.

[22]	Va. Code Ann. § 56-249.6:2(J)(1).
[23]	Va. Code Ann. § 56-249.6:2(J)(1)(a), (b).
[24]	Brand, 303 U.S. at 105.

B. The Reserved-Powers Doctrine

As noted, the reserved-powers doctrine limits the Commonwealth’s ability to contract away an essential attribute of its sovereignty.25 According to this doctrine, if a contract purports to capitulate a state’s “reserved powers,” such a contract is void as a matter of law. Although the scope of the reserved-powers doctrine has not been precisely defined by courts, Supreme Court case law has established that a state cannot enter into contracts that forbid the exercise of the state’s police powers or the state’s power of eminent domain.26 On the other hand, the Court has made clear that a state’s “power to enter into effective financial contracts cannot be questioned,” and promises that are “purely financial” do not necessarily compromise a state’s reserved powers.27

In our view, the Commonwealth Pledge does not purport to surrender any reserved powers of the Commonwealth. Although the Commonwealth’s “pledge” and “agree[ment]” not to “[t]ake or permit any action that impairs or would impair the value of deferred fuel cost property or the security for the deferred fuel cost bonds or revises the deferred fuel costs for which recovery is authorized”28 is arguably broader than the commitment in U.S. Trust that revenues and reserves securing bonds would not be depleted beyond a certain level,29 the Commonwealth Pledge does not purport to contract away or forbid the future exercise of the Commonwealth’s power of eminent domain or police power to protect public health, welfare, and safety. Through “financing order[s]” (like the Financing Order), the Commonwealth will authorize electric utilities to issue “deferred fuel cost bonds” (such as the Bonds) and pledges not to impair the value of the “deferred fuel cost property” (i.e., the Deferred Fuel Cost Property) securing such instruments. In other words, the Commonwealth Pledge constitutes an agreement made by the Commonwealth not to impair the financial security for deferred fuel cost bonds to foster the capital markets’ acceptance of such bonds, which are expressly authorized and will be issued to facilitate the recovery of the deferred fuel costs. As such, we believe that the Commonwealth Pledge is akin to the “financial contract” involved in U.S. Trust, and therefore would not be viewed as an impermissible surrender of an essential attribute of Commonwealth sovereignty.

C. The Commonwealth’s Burden to Justify an Impairment

To survive scrutiny under the Federal Contract Clause, a substantial impairment by a state of a statutory contract can be justified only with “a significant and legitimate public purpose . . . such as the remedying of a broad and general social or economic problem.”30 In addition, the state must show that its action causing a substantial impairment is “drawn in an ‘appropriate’ and ‘reasonable’ way to advance” such a public purpose.31 Admittedly, this analysis is case- and fact-specific, but the contours of the analysis are illustrated by several decisions of the United States Supreme Court.

[25]	U.S. Trust, 431 U.S. at 23.
[26]	Id. at 23–24, 24 nn.20–21 (citing Stone v. Mississippi, 101 U.S. 814, 817 (1880); W. River Bridge Co. v. Dix, 47 U.S. 507, 525–26 (1848)).
[27]	Id. at 24.
[28]	Va. Code Ann. § 56-249.6:2(J)(1)(b).
[29]	U.S. Trust, 431 U.S. at 25.
[30]

Energy Reserves, 459 U.S. at 411–12 (citation omitted); see Sveen, 138 S. Ct. at 1822 (“If such factors show a substantial impairment, . . . the Court has asked whether the state law is drawn in an ‘appropriate’ and ‘reasonable’ way to advance ‘a significant and legitimate public purpose.’” (quoting Energy Reserves, 459 U.S. at 411–12)). We are aware of no authority supporting the proposition that the will of the people, in and of itself, constitutes a broad and significant public purpose sufficient for a substantial impairment by a state of a statutory contract to survive a challenge under the Federal Contract Clause.

[31]	Sveen, 138 S. Ct. at 1821–22 (quoting Energy Reserves, 459 U.S. at 411–12).

For instance, in Home Building & Loan Association v. Blaisdell—“the leading case in the modern era of [Federal] Contract Clause interpretation”32—the Court assessed a challenge to a Minnesota law that, in response to economic conditions caused by the Great Depression: (1) authorized county courts to extend the period of redemption from foreclosure sales on mortgages “for such additional time as the court may deem just and equitable,” subject to certain limitations; and (2) regulated actions for deficiency judgments.33 In upholding the Minnesota law, the Court relied on the following factors: (1) an economic emergency threatened the loss of homes and land that provided state residents with necessary shelter and means of subsistence; (2) the law was not enacted for the benefit of specific individuals but for the protection of a broad interest of society; (3) the relief provided by the law was appropriately tailored to the emergency and could only be granted in reasonable conditions; (4) the conditions on which the law extended the period of redemption were not unreasonable; and (5) the law was temporary in operation and limited to the emergency on which it was based.

During the same term, the Supreme Court qualified its decision in Blaisdell, emphasizing the importance of the last factor analyzed—i.e., “the temporary and conditional relief which the legislation granted.”34 In W.B. Worthen Co. v. Thomas, the Court addressed a challenge to an Arkansas law providing that money paid to any Arkansas resident as the insured or beneficiary designated under an insurance policy would be exempt from liability or seizure under judicial process.35 The Court struck down the Arkansas law under the Federal Contract Clause, and in so doing noted that the Arkansas law was not a temporary emergency measure like the Minnesota law at issue in Blaisdell. Two other contemporaneous opinions issued by the Supreme Court vacated laws passed in response to the economic emergency created by the Great Depression, thereby reinforcing the notion that, to be justified, an impairment must be the result of a reasonable, appropriate, and tailored response to a broad and significant public concern.36

Relatedly, the deference that courts give to a legislature’s determination of the need for an impairment has turned on whether the contract at issue is a private one or whether the state is a contracting party. In fact, the Supreme Court has instructed that complete deference to a legislative judgment as to the necessity and reasonableness of a particular action “is not appropriate” when the state is a party to the contract at issue.37 In that circumstance, a “stricter standard” should apply.38

[32]

U.S. Trust, 431 U.S. at 15; see also HAPCO v. City of Philadelphia, 482 F. Supp. 3d 337, 350 (E.D. Pa. 2020) (continuing to refer to Blaisdell as “[t]he leading case in the modern era of Contract Clause interpretation”).

[33]	290 U.S. 398, 415–18 (1934).
[34]	W.B. Worthen Co. v. Thomas, 292 U.S. 426, 434 (1934).
[35]	Id. at 429–30.
[36]	See Treigle v. Acme Homestead Ass’n, 297 U.S. 189 (1936); W.B. Worthen Co. v. Kavanaugh, 295 U.S. 56 (1935).
[37]

U.S. Trust, 431 U.S. at 25–26. The Fourth Circuit has held that “at least some deference” is appropriate even when a state acts to impair a public contract, although it has stated this is less deference than would be accorded if the state acted to impair a private contract. Baltimore Tchrs. Union, Am. Fed’n of Tchrs. Loc. 340, AFL-CIO v. Mayor & City Council of Baltimore, 6 F.3d 1012, 1019 (4th Cir. 1993).

[38]	Energy Reserves, 459 U.S. at 412–13 n.14.

The leading case involving the impairment of contracts to which the state is a party is U.S. Trust. There, as noted above, two states agreed not to deplete the revenues and reserves securing certain bonds below a specified level. The states thereafter repealed that promise, justifying the repeal with the purported need to finance new mass transit projects in order to promote and encourage additional use of public transportation in light of energy shortages and environmental concerns.39 The Court ruled that the states’ action was invalid under the Federal Contract Clause because repeal of the covenant was “neither necessary to achievement of the plan nor reasonable in light of the circumstances.”40 The Court further stated that a modification less drastic than total repeal would have permitted the states to achieve their plan to improve commuter rail service, and, in fact, the states could have achieved that goal without modifying the covenant at all. For example, the states could have “discourage[d] automobile use through taxes on gasoline or parking, [ ] and use[d] the revenues to subsidize mass transit projects.”41

Moreover, the Court contrasted the legislation under consideration with the statute challenged in City of El Paso v. Simmons, which limited to five years the reinstatement rights of defaulting purchasers of land from the state.42 For many years prior to the enactment of that statute, defaulting purchasers were allowed to reinstate their claims upon written request and payment of delinquent interest unless the rights of third parties had intervened. In U.S. Trust, the Court opined that this older statute “had effects that were unforeseen and unintended by the legislature when originally adopted” in that “speculators were placed in a position to obtain windfall benefits.”43 Thus, according to the Court, the state’s adoption of a statute of limitations was reasonable to restrict parties to gains expected from the contract when the original statute was adopted. By comparison, the need for mass transportation in New York and New Jersey in U.S. Trust was not a new development and the likelihood that publicly owned commuter railroads would produce substantial deficits was well known when the states adopted the covenant.44

[39]	431 U.S. at 28–29.
[40]	Id. at 29.
[41]	Id. at 30 n.29.
[42]	379 U.S. 497 (1965).
[43]	U.S. Trust, 431 U.S. at 31.
[44]	Id. at 31–32.

The U.S. Trust Court also distinguished its prior holding in Faitoute Iron & Steel Co. v. City of Asbury Park,45 which was, at that point, the “only time in th[e 20th] century that alteration of a municipal bond contract ha[d] been sustained.”46 Faitoute involved a state municipal reorganization act under which bankrupt local governments could be placed in receivership by a state agency. The holders of certain municipal revenue bonds received new securities bearing lower interest rates and later maturities. As recounted in U.S. Trust, the Faitoute Court rejected the bondholders’ Federal Contract Clause claims on the ground that the “old bonds represented only theoretical rights; as a practical matter the city could not raise its taxes enough to pay off its creditors under the old contract terms,” and thus the plan “enabled the city to meet its financial obligations more effectively.”47 U.S. Trust explained that the obligation in Faitoute was thus “discharged, not impaired” by the plan.48

In short, the case law demonstrates that the Commonwealth bears a substantial burden in attempting to justify a significant impairment of a contract to which it is a party. As the Supreme Court put it, “[i]n almost every case, the Court has held a governmental unit to its contractual obligations when it enters financial or other markets.”49 That is because a state action that impairs contracts to which it is a party must further a significant, legitimate, and broad public purpose. And that public purpose must be served by a reasonable, appropriate, and carefully tailored measure, since a Commonwealth “is not free to impose a drastic impairment when an evident and more moderate course would serve its purposes equally well.”50

Subject to the qualifications, limitations, and assumptions set forth in this letter, it is our opinion that a reviewing court of competent jurisdiction, in a properly prepared and presented case, would conclude that the Commonwealth Pledge constitutes a contractual relationship between the Bondholders and the Commonwealth under the Federal Contract Clause. We are also of the view that, absent a demonstration by the Commonwealth that an Impairment is an appropriate and reasonable way to further a significant and legitimate public purpose, and upon a finding by the court that an evident and more moderate course would serve the Commonwealth’s purposes equally well, the Bondholders (or the Indenture Trustee acting on their behalf) could successfully challenge under the Federal Contract Clause the constitutionality of any Legislative Action determined by such court to limit, alter, impair, or reduce the value of the Deferred Fuel Cost Property or the Charges so as to cause an Impairment before the Bonds are fully paid and discharged.

II. THE VIRGINIA CONTRACT CLAUSE

The Virginia Contract Clause mirrors the Federal Contract Clause in providing that “the General Assembly shall not pass any law impairing the obligation of contracts.”51 It is therefore unsurprising that “[t]he Virginia contract clause has been interpreted by [the Virginia Supreme] Court in a manner similar to the treatment of the federal clause by the United States Supreme Court.”52

[45]	316 U.S. 502 (1942).
[46]	U.S. Trust, 431 U.S. at 27.
[47]	Id. at 28.
[48]	Id.
[49]	Energy Reserves, 459 U.S. at 412 n.14 (citing U.S. Trust, 431 U.S. at 25–28).
[50]	U.S. Trust, 431 U.S. at 31.
[51]	Va. Const. Art. I, § 11.
[52]	Working Waterman’s Ass’n of Virginia, Inc. v. Seafood Harvesters, Inc., 227 Va. 101, 109 (1984) (citing 1 A.E. Dick Howard, Commentaries on the Constitution of Virginia 207 (1974)).

In particular, the Virginia Supreme Court has specifically adopted a framework similar to the U.S. Trust framework for analyzing Virginia Contract Clause claims.53 And, in a case “concerning modification of a contract to which [the Commonwealth] itself was a party,” the Virginia Supreme Court has acknowledged that “[l]egislation adjusting the rights and responsibilities of contracting parties must be upon reasonable conditions and of a character appropriate to the public purpose justifying its adoption.”54 The Virginia Supreme Court has relied on those principles to hold that Virginia legislation violated the Virginia Contract Clause.55

As the great weight of authority instructs that courts in the Commonwealth have interpreted the Virginia Contract Clause consistently with the analysis applied by federal courts interpreting the Federal Contract Clause, our assessment regarding the Federal Contract Clause generally applies to the Virginia Contract Clause as well. In particular, a state action that impairs the rights and responsibilities of contracting parties must further a significant, legitimate, and broad public purpose, not the interests of a narrow group, and that public purpose must be served by a reasonable, appropriate, and carefully tailored measure.

Subject to the qualifications, limitations, and assumptions set forth in this letter, it is our opinion that a reviewing court of competent jurisdiction, in a properly prepared and presented case, would conclude that the Commonwealth Pledge constitutes a contractual relationship between the Bondholders and the Commonwealth under the Virginia Contract Clause. We are also of the view that, absent a demonstration by the Commonwealth that an Impairment is an appropriate and reasonable way to further a significant and legitimate public purpose, and upon a finding by the court that an evident and more moderate course would serve the Commonwealth’s purposes equally well, the Bondholders (or the Indenture Trustee acting on their behalf) could successfully challenge under the Virginia Contract Clause the constitutionality of any Legislative Action determined by such court to limit, alter, impair, or reduce the value of the Deferred Fuel Cost Property or the Deferred Fuel Cost Charges so as to cause an Impairment prior to the time that the Bonds are fully paid and discharged.

III. INJUNCTIVE RELIEF

In a challenge to Legislative Action under the Federal or Virginia Contract Clause, we expect that a plaintiff would seek, among other potential remedies, an injunction preventing state officials from enforcing the provisions of such Legislative Action.56 A preliminary injunction would serve to delay the implementation of the Legislative Action pending the final resolution of the Contract Clause challenge, whereas a permanent injunction would prevent any future implementation of the Legislative Action once the court has resolved the merits of the litigation.

[53]	Id. at 109–10 (“The Virginia contract clause has been interpreted by this Court in a manner similar to the treatment of the federal clause by the United States Supreme Court.”).
[54]	Id. at 110 (quoting U.S. Trust, 431 U.S. at 22).
[55]

See, e.g., Heublein, Inc. v. Dep’t of Alcoholic Beverage Control of Commonwealth of Va., 237 Va. 192, 196–97 (1989) (“We conclude that this provision is not a proper exercise of the police power but simply an effort to protect a small group of wholesalers from possible economic loss. Accordingly, we hold that it is invalid as a violation of the Contract Clause, Article I, Section 11, of the Constitution of Virginia.”).

[56]	Notably, if a plaintiff also sought money damages in federal court, the state defendant(s) could claim immunity. See, e.g., Martin v. Wood, 772 F.3d 192, 194 (4th Cir. 2014).

A. The Availability of Preliminary Injunctive Relief in Federal Court

A federal court balances the following equitable factors in deciding whether to grant preliminary injunctive relief: (1) whether the party seeking an injunction is likely to succeed on the merits; (2) whether the party is likely to suffer irreparable harm in the absence of injunctive relief; (3) whether the balance of equities tips in favor of the party seeking the injunction; and (4) whether an injunction is in the public interest.57 The decision to grant or deny a preliminary injunction is committed to the sound discretion of a federal district court, and the court’s exercise of that discretion is reviewed on appeal under the deferential “abuse of discretion” standard.58

Success on the Merits. For purposes of this opinion, and consistent with the assumptions above, we assume that a reviewing court would find a strong likelihood of success on the merits, i.e., that the Legislative Action is likely an Impairment. Thus, we examine only the three remaining elements of the standard for a preliminary injunction.

Irreparable Harm. In evaluating the irreparable harm prong on a request for a preliminary injunction, courts in the Fourth Circuit evaluate whether irreparable injury is likely in the absence of an injunction,59 and whether litigation can offer monetary compensation instead, i.e., an availability of an alternative remedy.60

Likelihood of Injury. To obtain a preliminary injunction, Bondholders would have to prove that enforcement of the Legislative Action is likely to cause harm to them,61 such as loss of expected payments or loss of bond value. Because an Impairment, by definition, is Legislative Action that operates to the detriment of Bondholders, we believe that Bondholders would be able to show causation. Similarly, the presence of likely harm is what makes the Legislative Action an Impairment in the first place. Thus, we assume here that Bondholders could prove that they would likely suffer harm without an injunction.

[57]

See, e.g., Winter v. Nat. Res. Def. Council, Inc., 555 U.S. 7, 20 (2008); HIAS, Inc. v. Trump, 985 F.3d 309, 318 (4th Cir. 2021) (“A party seeking a preliminary injunction must show that: (1) the party is likely to succeed on the merits of the claim; (2) the party is likely to suffer irreparable harm in the absence of an injunction; (3) the balance of hardships weighs in the party’s favor; and (4) the injunction serves the public interest.”).

[58]	HIAS, 985 F.3d at 318; see also Mountain Valley Pipeline, LLC v. 6.56 Acres of Land, Owned by Sandra Townes Powell, 915 F.3d 197, 213 (4th Cir. 2019) (“abuse of discretion is a deferential standard”).
[59]	See Winter, 555 U.S. at 22.
[60]

See Roe v. Dep’t of Def., 947 F.3d 207, 228 (4th Cir. 2020) (“Mere injuries, however substantial, in terms of money, time and energy necessarily expended in the absence of [an injunction] are not enough.”) (citation omitted); 11A Wright & Miller, Fed. Prac. & Proc. Civ. § 2948.1 (3d ed.) (“a preliminary injunction usually will be denied if it appears that the applicant has an adequate alternate remedy in the form of money damages or other relief” (footnote omitted) (collecting cases)).

[61]

See, e.g., HCI Techs., Inc. v. Avaya, Inc., 446 F. Supp. 2d 518, 520–21 (E.D. Va. 2006) (denying motion for preliminary injunction due to lack of “immediate irreparable harm”), aff’d, 241 F. App’x 115 (4th Cir. 2007).

Existence of Alternative Remedies. Unless the Commonwealth waives immunity, the Eleventh Amendment bars federal courts from granting money damages against the Commonwealth. Thus, absent such a waiver, money damages would be unavailable to redress the harm to the Bondholders from the Legislative Action. And even if immunity were waived, the Supreme Court has remarked on the difficulty on calculating damages on analogous facts.62 Moreover, where a “constitutional violation is established,” for instance a violation of the Federal Contract Clause, “usually no further showing of irreparable injury is necessary” to obtain a preliminary injunction.63 The Bondholders thus would likely be able to demonstrate irreparable harm.

Balance of Equities. In deciding whether to grant a preliminary injunction, courts typically identify the harm that a preliminary injunction might cause the defendant, and weigh that harm against the plaintiff’s threatened injury.64 Here, a court will likely consider the balance of harm in the “public interest” step of the analysis because the balance of equities and the public interest often merge when the government is the party opposing the request for a preliminary injunction.65

Public Interest. In assessing the last element of a preliminary injunction request, courts “pay particular regard for the public consequences in employing the extraordinary remedy of injunction.”66 Importantly, the government has no interest in enforcing unconstitutional laws,67 and “it is well-established that the public interest favors protecting constitutional rights.”68 And, conversely, courts have instructed that financial concerns are not a paramount public interest.69 Thus, if a court determines that the Bondholders have established a substantial likelihood that a Legislative Action is unconstitutional under the Federal Contract Clause—and, for the reasons explained above, we believe they can—then the “public interest” factor will counsel in favor of an injunction.

[62]	U.S. Trust, 431 U.S. at 19 (“no one can be sure precisely how much financial loss the bondholders suffered” from the repeal of the state pledge).
[63]

11A Wright & Miller, Fed. Prac. & Proc. Civ. § 2944 (3d ed.) (collecting cases); Leaders of a Beautiful Struggle v. Baltimore Police Dep’t, 2 F.4th 330, 346 (4th Cir. 2021) (“Because there is a likely constitutional violation, the irreparable harm factor is satisfied.”).

[64]	See Winter, 555 U.S. at 24.
[65]

See Nken v. Holder, 556 U.S. 418, 435 (2009); accord Roe, 947 F.3d at 230 (explaining that Nken observed “that assessing harm to the opposing party and weighing the public interest ‘merge’ when the government is the party opposing a stay”).

[66]	Winter, 555 U.S. at 24; see also Salazar v. Buono, 559 U.S. 700, 714 (2010).
[67]

See Centro Tepeyac v. Montgomery Cnty., 722 F.3d 184, 191 (4th Cir. 2013) (en banc) (“a state is in no way harmed by issuance of a preliminary injunction which prevents the state from enforcing restrictions likely to be found unconstitutional”) (citation omitted); N. Y. Progress & Prot. PAC v. Walsh, 733 F.3d 483, 488 (2nd Cir. 2013); KH Outdoor, LLC v. City of Trussville, 458 F.3d 1261, 1272 (11th Cir. 2006).

[68]	Leaders of a Beautiful Struggle, 2 F.4th at 346.
[69]

See, e.g., Pashby v. Delia, 709 F.3d 307, 331 (4th Cir. 2013) (“[T]he public interest in this case lies with safeguarding public health rather than with assuaging North Carolina’s budgetary woes.”) (finding that public interest weighed in favor of preliminary injunction enjoining state from implementing new Medicaid eligibility policy).

Based on the foregoing, the Bondholders likely could satisfy the standards for preliminary injunctive relief to prevent an unconstitutional Impairment, although much will depend on the particulars of the Legislative Action.

B. The Availability of Permanent Injunctive Relief in Federal Court

The requirements for a permanent injunction are much the same as those for a preliminary injunction. As noted above, the only meaningful difference is that, to obtain a permanent injunction, the Bondholders must show actual success on the merits, i.e., prevailing at trial.70 Because we expect that the Bondholders could obtain a preliminary injunction (subject to the caveats described above), we also expect that they could obtain a permanent injunction after succeeding at trial.

IV. THE FEDERAL TAKINGS CLAUSE

The Federal Takings Clause provides that private property shall not “be taken for public use, without just compensation.”71 The Federal Takings Clause is applicable to state action via the Fourteenth Amendment,72 and the Clause covers both tangible and intangible property.73 Rights under contracts can be property for purposes of the Federal Takings Clause,74 but legislation that “disregards or destroys” contract rights does not always constitute a taking.75 Where intangible property is at issue, state law will determine whether a property right exists. And if a court determines that an intangible asset is property, the court will then consider whether the owner of that property interest had a “reasonable investment-backed expectation[]” that the property right would be protected.76

[70]

See Mayor of Baltimore v. Azar, 973 F.3d 258, 274 (4th Cir. 2020) (“A party seeking a permanent injunction must demonstrate ‘actual success’ on the merits, rather than a mere ‘likelihood of success’ required to obtain a preliminary injunction.”).

[71]	U.S. Const. amend. V.
[72]	See Webb’s Fabulous Pharmacies, Inc. v. Beckwith, 449 U.S. 155, 160 (1980).
[73]	See Ruckelshaus v. Monsanto Co., 467 U.S. 986, 1003 (1984).
[74]	See Lynch v. United States, 292 U.S. 571, 577 (1934).
[75]	See Connolly v. Pension Benefit Guar. Corp., 475 U.S. 211, 224 (1986).
[76]	PruneYard Shopping Ctr. v. Robins, 447 U.S. 74, 83 (1980).

The United States Supreme Court has suggested that the Federal Takings Clause may be implicated by a diverse range of government actions, including when the government (1) permanently appropriates or denies all economically productive use of property;77 (2) destroys property other than in response to emergency conditions;78 and (3) reduces, alters, or impairs the value of property so as to unduly interfere with reasonable investment-backed expectations.79 To decide whether a particular interference is “undue,” courts have considered the nature of the governmental action and weighed the public purpose served by the action against the degree to which it interferes with legitimate property interests and/or investment-backed expectations.80

The Supreme Court has identified two categories of regulatory action that constitute per se takings: (1) regulations that require a property owner to suffer a permanent physical invasion of property, and (2) regulations that deprive the owner of all economically beneficial use of the property.81 Beyond these two narrow categories, challenges to regulations that interfere with protected property interests are governed by the three-part test set forth in Penn Central Transportation Co. v. City of New York.82

Under the Penn Central test, a regulation constitutes a taking if it denies a property owner “economically viable use” of that property, which is, in turn, determined by three factors: (1) the economic impact of the regulation on the claimant; (2) the extent to which the regulation has interfered with distinct investment-backed expectations; and (3) the character of the governmental action.83 The first Penn Central factor recognizes that “not every destruction or injury to property by governmental action has been held to be a ‘taking’ in the constitutional sense.”84 Courts thus evaluate this factor by weighing “the diminution in value” caused by the governmental action “against the value” of the property as “unburdened” by the governmental action.85 The diminution of value must be “substantial.”86 The second Penn Central factor is “a way of limiting takings recovery to owners who could demonstrate that they bought their property in reliance on a state of affairs that did not include the challenged regulatory regime.”87 The burden under this factor of showing interference with reasonable, investment-backed expectations is a heavy one.88 A reasonable, investment-backed expectation “must be more than a ‘unilateral expectation or an abstract need,’”89 and “legislation readjusting rights and burdens is not unlawful solely because it upsets otherwise settled expectations.”90 The third and final Penn Central factor requires the Court to examine “the purpose and importance of the public interest underlying a regulatory imposition” with an “inquir[y] into the degree of harm created by the claimant’s prohibited activity, its social value and location, and the ease with which any harm stemming from it could be prevented.”91

[77]	See, e.g., Palazzolo v. Rhode Island, 533 U.S. 606, 617 (2001); Lucas v. S.C. Coastal Council, 505 U.S. 1003, 1027–28 (1992); United States v. Sec. Indus. Bank, 459 U.S. 70, 77 (1982).
[78]

The emergency exception to the just compensation requirement of the Federal Takings Clause often arises in cases involving the government’s activities during military hostilities. See, e.g., Nat’l Bd. of Young Men’s Christian Ass’ns v. United States, 395 U.S. 85 (1969); United States v. Cent. Eureka Mining Co., 357 U.S. 155 (1958). However, the exception is not limited to wartime activities. See Miller v. Schoene, 276 U.S. 272 (1928).

[79]	See Connolly, 475 U.S. at 224–25.
[80]	See, e.g., Keystone Bituminous Coal Ass’n v. DeBenedictis, 480 U.S. 470, 485 (1987)
[81]	Lingle v. Chevron USA, Inc., 544 U.S. 528, 538 (2005).
[82]	438 U.S. 104 (1978).
[83]	Id. at 124.
[84]	Armstrong v. United States, 364 U.S. 40, 48 (1960).
[85]	Blackburn v. Dare Cnty., 58 F.4th 807, 812 (4th Cir. 2023).
[86]	Id.
[87]	Loveladies Harbor, Inc. v. United States, 28 F.3d 1171, 1176 (Fed. Cir. 1994).
[88]	DeBenedictis, 480 U.S. at 493.
[89]	Monsanto, 467 U.S. at 1005–06 (quoting Webb’s Fabulous Pharmacies, 449 U.S. at 161).
[90]	Usery v. Turner Elkhorn Mining Co., 428 U.S. 1, 16 (1976).
[91]	Maritrans Inc. v. United States, 342 F.3d 1344, 1356 (Fed. Cir. 2003) (internal citation and quotation marks omitted).

We are not aware of any federal case law that addresses the applicability of the Federal Takings Clause in the context of a purported exercise by a state of its police power to abrogate or impair contracts otherwise binding on the state. The outcome, thus, of any claim that interference by the Commonwealth with the value of the Recovery Property without compensation is unconstitutional would likely depend on factors such as the Commonwealth interest furthered by that interference and the extent of financial loss to the Bondholders caused by that interference. Also relevant to a court’s inquiry would be the extent to which the Bondholders had a reasonable expectation that changes in government policy and regulation would not interfere with their investment. With respect to that factor, we note that the Securitization Statute expressly provides for the creation of Deferred Fuel Cost Property in connection with the issuance of the Bonds, and further provides that the Financing Order, once final, is irrevocable. Moreover, through the Commonwealth Pledge, the Commonwealth has “pledge[d] and agree[d] with bondholders” not to “[t]ake or permit any action that impairs or would impair the value of deferred fuel cost property or the security for the deferred fuel cost bonds or revises the deferred fuel costs for which recovery is authorized.”92 Given the foregoing, we believe that Bondholders very likely have reasonable investment-backed expectations in their investments in the Bonds.

Based on our analysis of relevant judicial authority, it is our opinion, as set forth above and subject to the qualifications, limitations, and assumptions in this letter, that under the Federal Takings Clause, a reviewing court of competent jurisdiction would hold that the Commonwealth is required to pay just compensation to the Bondholders if the Commonwealth’s repeal or amendment of the Securitization Statute or any other action by the Commonwealth in contravention of the Commonwealth Pledge constituted a Taking. As noted earlier, in determining whether there is an undue interference, a court would consider the nature of the governmental action and weigh the public purpose served by that action against the degree to which the action interferes with the legitimate property interests and distinct investment-backed expectations of the Bondholders. There can be no assurance, however, that any such award of just compensation would be sufficient to pay the full amount of principal of and interest on the Bonds.93

[92]	Va. Code Ann. § 56-249.6:2(J)(1)(b).
[93]

The Commonwealth Pledge provides that “[t]his subsection does not preclude limitation or alteration if full compensation is made by law for the full protection of the deferred fuel cost charges collected pursuant to a financing order and of the bondholders and any assignee or financing party entering into a contract with the electric utility.” Id. (emphasis added). In Federal Takings Clause jurisprudence, where a state has made an “adequate provision” for a party to seek such “just compensation,” a party will be unable to enjoin the government’s action. Knick v. Twp. of Scott, 139 S. Ct. 2162, 2176–77 (2019). But, under present law, to the extent that there is a Taking and the Commonwealth’s procedures for seeking just compensation are inadequate, Bondholders (or the Indenture Trustee on their behalf) or the Issuer could seek to enjoin enforcement of the Commonwealth action by suing individual state officers under Ex Parte Young, 209 U.S. 123, 155–56 (1908), and 42 U.S.C. § 1983.

V. THE VIRGINIA TAKINGS CLAUSE

The Virginia Takings Clause provides in pertinent part as follows:

That the General Assembly shall pass no law whereby private property, the right to which is fundamental, shall be damaged or taken except for public use. No private property shall be damaged or taken for public use without just compensation to the owner thereof. No more private property may be taken than necessary to achieve the stated public use. Just compensation shall be no less than the value of the property taken, lost profits and lost access, and damages to the residue caused by the taking. . . . A public service company, public service corporation, or railroad exercises the power of eminent domain for public use when such exercise is for the authorized provision of utility, common carrier, or railroad services. In all other cases, a taking or damaging of private property is not for public use if the primary use is for private gain, private benefit, private enterprise, increasing jobs, increasing tax revenue, or economic development, except for the elimination of a public nuisance existing on the property. The condemnor bears the burden of proving that the use is public, without a presumption that it is.94

Because the first sentence of this provision includes the word “damaged” (in addition to “taken”) in its prohibition, the Virginia Takings Clause protects a somewhat broader range of property values than the Federal Takings Clause. But, aside from that difference, which is not pertinent here, Virginia courts appear to have construed the Virginia Takings Clause similarly to the Federal Takings Clause.

In particular, Virginia courts have looked to the Penn Central framework utilized in the Federal Takings Clause analysis when analyzing the Virginia Takings Clause.95 Also like federal law, the Virginia Supreme Court has held that it is “clear” that the Virginia Takings Clause applies to “personal property” (and not just real property).96 And Virginia cases have recognized claims under the Virginia Takings Clause involving intangible property, like funds that a city generated after selling property to satisfy a tax lien.97 Virginia courts have also emphasized the principle (which also is present in federal cases) that the relevant question is whether the property interest at issue is “recognized by Virginia law.”98 The Securitization Statute’s recognition of the Deferred Fuel Cost Property as a property interest under Virginia law thus provides further reason to conclude the Virginia Takings Clause would apply to the interests at issue here.

[94]	Va. Const. Art. I, § 11.
[95]	Virginia Uranium, Inc. v. Commonwealth, 105 Va. Cir. 421 (2020); Bd. of Supervisors of Culpeper Cnty. v. Greengael, L.L.C., 271 Va. 266, 287 (2006).
[96]

AGCS Marine Ins. Co. v. Arlington Cnty., 293 Va. 469, 489–90 (2017). See 1 A.E. Dick Howard, Commentaries on the Constitution of Virginia 226 (1974) (observing that “personal property taken or damaged” is an interest “subject to just compensation” principles).

[97]	McKeithen Tr. of Craig E. Caldwell Tr. U/A Dated Dec. 28, 2006 v. City of Richmond, 893 S.E.2d 369, 374 (Va. 2023).
[98]	Id. at 375.

Under the federal and state authorities discussed above, we reach the same opinion under the Virginia Takings Clause that we expressed regarding the Federal Takings Clause.

*   *   *   *   *   *   *

This opinion letter may not be relied on in any manner or for any purpose by any person other than the addressees listed on Schedule I hereto. Nor may such addressees rely on this opinion letter for any purpose other than the transactions described herein. This opinion letter may not be quoted, published, communicated, or otherwise made available in whole or in part to any person (including, without limitation, any person who acquires a Bond or any interest therein from an Underwriter), other than the addressees listed on Schedule I hereto, without our specific prior written consent, except that each of the Underwriters may furnish copies of this letter (1) to any of its accountants or attorneys, (2) to comply with any subpoena, order, regulation, ruling, or request of any judicial, administrative, governmental, supervisory, or legislative body or committee or any self-regulatory body (including any securities or commodities exchange or the Financial Industry Regulatory Authority, Inc.), (3) to any other person for the purpose of substantiating an Underwriter’s due diligence defense, and (4) as otherwise required by law; provided, however, that none of the foregoing persons is entitled to rely hereon unless an addressee hereof. While a copy of this opinion letter may be posted by or at the direction of Virginia Power or the Issuer to an internet website required under Rule 17g-5 promulgated under the Securities Exchange Act of 1934, as amended, and maintained in connection with the ratings on the Bonds solely for the purpose of compliance with such rule or undertakings pursuant thereto made by Virginia Power or the Issuer, such permission to post a copy of this letter to such website shall not be construed to entitle any person, including any credit rating agency, who is not an addressee hereof to rely on this opinion letter.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement, and to all references to our firm included in or made a part of the Registration Statement. In giving the foregoing consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the related rules and regulations of the SEC.

This opinion letter is being issued as of the date hereof, and we assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the matters discussed herein, including any changes in applicable law which may hereafter occur.

Very truly yours,

/s/ McGuireWoods LLP

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